EXHIBIT 99.1


                     Press Release Dated January 25, 2001



                    RYMER FOODS ANNOUNCES INTENT TO MERGE
                        WITH FOREST LAKE PARTNERS LLC

      CHICAGO, IL, January 25, 2001. The Board of Directors of Rymer Foods, Inc. (Pink Sheets: RFDS) announced today that it has signed a nonbinding letter of intent to be acquired, via merger, by Forest Lake Partners LLC. Under the terms of the proposed merger, Rymer Foods would be merged with and into Forest Lake, or an acquisition company formed by Forest Lake, and the stockholders of Rymer Foods would receive cash in the amount of $0.625 for each share of common stock owned.

      The parties expect to enter into a definitive agreement by February 16, 2001. In addition to the execution of a definitive agreement, the proposed merger is subject to customary terms and conditions, including due diligence review by Forest Lake, approval by Rymer Foods' shareholders, approval by the boards of directors of both parties and various other customary closing conditions. In the letter of intent Rymer Foods has agreed, subject to the continuing exercise of the fiduciary duties of its board of directors, not to solicit or initiate discussions regarding a business combination with any party other than Forest Lake from the date of the letter of intent until the effective date of the merger or the termination of negotiations.

      While the letter of intent is generally non-binding, it includes a binding commitment on the part of Rymer Foods to make payments to Forest Lake in certain circumstances if the proposed transaction is not completed. Rymer Foods has agreed to reimburse Forest Lake for expenses incurred in connection with the transaction if Rymer Foods completes a transaction with a party other than Forest Lake or if Forest Lake does not obtain a specified percentage of Rymer Foods' voting power. The proposed merger agreement would also provide for a breakup fee and cost reimbursements to be paid to Forest Lake in similar circumstances. The complete letter of intent has been filed as an exhibit to a Form 8-K filed by Rymer Foods with the Securities and Exchange Commission on January 25, 2001.

      Rymer Foods is the holding company for its direct, wholly-owned subsidiary, Rymer Meat Inc. Through this subsidiary, Rymer Foods is engaged in the development and production of frozen, pre-seasoned, portion-controlled meat entrees for restaurants, food distributors, food processors and retail customers.

      Forest Lake Partners LLC, Oak Brook, Illinois, is a strategic consulting and operations management firm that acquires middle market manufacturing and distribution companies. Forest Lake places a strong emphasis on the growth, profitability and development of acquired companies by providing strategic oversight along with the operations and corporate finance expertise needed to implement value creation strategies and support management for innovation and growth.

      Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

 Paul Conti, Chairman of the Board/Chief Executive Officer
 Rymer Foods, Inc.
 (773) 927-9700

 Bob Pachmayer, Senior Partner
 Forest Lake Partners LLC
 (630) 684-9100